Power of Attorney
                                      _________________

     LET THE FOLLOWING BE KNOWN, that the undersigned does hereby constitute and appoint Ann M. Miller, Joshua K. Simko,
Mary I. Hunter, Kelsey A. Baldwin, and each of them, his true and lawful attorney and agent to prepare and execute in his name any and all reports filed under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of NIKE, Inc. ("Section 16 Reports"); and to file the same with the Securities and Exchange Commission and any applicable stock exchange; and the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done, or have done or caused to be done, which, in the opinion of said attorneys and agents, or any of them, may be necessary, advisable, or desirable in connection with his Section 16 Reports.

     This Power of Attorney revokes all prior powers of attorney relating to reporting under Section 16(a) and shall remain in effect until revoked by a subsequently filed instrument.


DATED:  12/28/2020


/s/ Mark G. Parker
____________________
By: Mark G. Parker